Ford

NEWS

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Contact:    Media:            Investment Community:    Shareholder Inquiries:    Media Information Center:
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
            Glenn Ray         Equity: Raj Modi         800-555-5259 or           1-800-665-1515
            313-594-4410      313-323-8221             313-845-8540              media@ford.com
            gray2@ford.com    fordir@ford.com          stockinf@ford.com         --------------
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                              Fixed Income:
                              Dan Gardetto
                              313-621-0881
                              fixedinc@ford.com
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FOR IMMEDIATE RELEASE
---------------------

FORD ANNOUNCES 2005 FINANCIAL MILESTONES

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o Ford anticipates 2005 earnings per share of $1.75 to $1.95, based on total company pre-tax profit in the range of $5 billion to $5.7 billion, excluding special items.
o Total Automotive pre-tax profit milestone for 2005 is $1.5 billion to $2 billion, excluding special items.
o Total Financial Services pre-tax profit milestone for 2005 is $3.5 billion to $3.7 billion, excluding special items.
o Company anticipates first-quarter earnings per share in 2005 of 25 to 35 cents, excluding special items.
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DEARBORN,  Mich.,  Jan.  25 -  Ford  Motor  Company  today  announced  financial milestones for 2005 that call for increased profit from the Company's worldwide automotive operations and lower financial services profit.

Based on goals that call for improvements in quality, market share and automotive profit, the Company said it anticipates full-year 2005 earnings per share of $1.75 to $1.95, excluding special items, which is equivalent to total company pre-tax profit of $5 billion to $5.7 billion. The Company also anticipates first-quarter earnings per share in the range of 25 to 35 cents.

Chairman and Chief Executive Officer Bill Ford and his senior management team outlined their 2005 milestones and underlying assumptions during a presentation today with investors and analysts in New York.

"Last year our reinvigorated cycle plan kicked in, and we introduced more new vehicles around the world than at any other time in our 100-plus years," said Bill Ford. "Looking ahead, just stabilizing our business isn't enough. Our objective is to win. For 2005 and beyond, we're going to build great products, a strong business, and a better world."

The Company is targeting total Automotive sector pre-tax profit in the range of $1.5 billion to $2 billion compared with pre-tax profit of $850 million earned in 2004, in each case excluding special items. (See Attachment One below for explanation of special items.) The anticipated increase in automotive profit reflects significantly improved profit from the Premier Automotive Group, and flat-to-improved performance from The Americas (North and South), Ford Europe and Asia Pacific and Africa/Mazda.

Also, the Company anticipates Financial Services sector profit of $3.5 billion to $3.7 billion in 2005, excluding special items. This compares with a pre-tax profit of nearly $5 billion in 2004, excluding special items. Strong profit performance for both Ford Motor Credit and Hertz is projected to continue in 2004, but results for Ford Motor Credit will be down from 2004, reflecting lower volume, increasing interest rates and non-recurrence of reserve reductions.

The Company said achievement of the 2005 milestones would position it to meet its 2006 goal of achieving total company pre-tax profit of $7 billion, excluding special items.

The 2005 assumptions and milestones are:

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Planning Assumptions
--------------------
Industry Volume:
  U.S.                                    17.2 million units
  Europe                                  17.3 million units

Industry Net Pricing:
  U.S.                                    Down slightly
  Europe                                  Down slightly

Operational Metrics                       Milestone
-------------------                       ---------
o Quality                                 Improve
o Market Share                            Improve
o Automotive Cost Performance             Hold costs flat
  (at constant volume, mix and
   exchange)
o Capital Spending                        $7 billion or lower
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Operations:                               Milestones*
-----------                               -----------
                                          Pre-Tax Profits (billions):
                                          ---------------------------
The Americas
  North America                           $ 1.4  -  1.7
  South America                             0.1  -  0.2

Ford Europe                                 0.1  -  0.2
P.A.G.                                      0.3  -  0.6
Asia Pacific and Africa/Mazda               0.1  -  0.2
                                            ------------

  Total Automotive                        $ 1.5  -  2.0
  Financial Services                        3.5  -  3.7
                                            -----------


  Total Company                           $ 5.0  -  5.7
                                          =============

Operating-Related Cash Flow**             $ 1.2 - 1.5 billion positive

   *Excluding special items.
 **See Attachment Two for calculation.
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In  addition  to Bill Ford,  presenters  at  today's  2005  Business  Review and
Milestone Presentation in New York included Jim Padilla, chief operating officer; Don Leclair, executive vice president and chief financial officer; and Mike Bannister, chairman and chief executive officer, Ford Motor Credit Company.

Members of the investment community and news media may hear the presentation live by joining a "listen-only" conference call, beginning at 8:45 a.m. at 800-299-0433. International callers may dial 617-801-9712. The pass code for the listen-only conference call is a verbal response of "Ford Business Review." A listen-only webcast may also be heard by visiting www.shareholder.ford.com. Supporting presentation materials will be posted at the same web address just prior to the presentation's start.

Replays of the presentation will be available through February 1, 2005 by dialing 888-286-8010 with the pass code 36979286. The international access number for the replay is 617-801-6888 with the same pass code as above. Replays also are available at www.shareholder.ford.com.

Ford Motor Company, a global automotive industry leader based in Dearborn, Michigan, manufactures and distributes automobiles in 200 markets across six continents. With more than 327,000 employees worldwide, the company's core and affiliated automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Motor Credit Company and The Hertz Corporation.


SAFE HARBOR
Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

  o greater price competition resulting from currency fluctuations, industry overcapacity or other factors;
  o a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;
  o lower-than-anticipated market acceptance of new or existing products;
  o economic distress of suppliers that may require us to provide financial support or take other measures to ensure supplies of materials;
  o work stoppages at Ford or supplier facilities or other interruptions of supplies;
  o the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
  o increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;
  o unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
  o worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);
  o currency or commodity price fluctuations, including rising steel prices;
  o changes in interest rates;
  o a market shift from truck sales in the U.S.;
  o economic difficulties in any significant market;
  o higher prices for, or reduced availability of fuel;
  o labor or other constraints on our ability to restructure our business;
  o a change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts;
  o credit rating downgrades;
  o inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;
  o higher-than-expected credit losses;
  o lower-than-anticipated residual values for leased vehicles;
  o increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and
  o our inability to implement the Revitalization Plan.


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Attachment One:RECONCILIATION TO GAAP OF PRE-TAX PROFITS EXCLUDING SPECIAL
--------------------------------------------------------------------------
ITEMS
-----
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                                                                           Projected
                                         2004 Full Year                 2005 Full Year
                                            (Mils.)                         (Bils.)
                                     ======================          ===================

Pre-Tax Profit from
  Continuing Operations                          $4,853                     $4.9 - 5.6

Less:  Special Items

 - European Improvement                          $  (49)                          $ --
 - P.A.G. Improvement                              (110)                          (0.1)
 - Visteon                                         (600)                            --
 - Other Non-Core
     Businesses                                     (64)                            --
 - Fuel Cell Technology
    Charges                                        (182)                            --
 - Property Clean-Up
    Settlement*                                      45                             --
                                                     --                             --
     Subtotal Special Items                      $ (960)                         $(0.1)
                                                 =======                         ======

       Pre-Tax Profit Excl.
         Special Items                           $5,813                     $5.0 - 5.7
                                                 ======                     ==========
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* Sole special item for Financial Services sector; all others relate to
  Automotive sector


Attachment Two: 2005 Automotive Cash and Cash Flow (billions)
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Cash, Marketable and Loaned Securities, and Short-Term VEBA Assets
------------------------------------------------------------------
   Year-End 2004                                                     $ 23.6
   Year-End 2005 (Projected)                                           23.0
                                                                       ----
        Change in Gross Cash                                         $ (0.6)
                                                                     -------

Operating-Related Cash Flow
---------------------------
   Automotive Pre-Tax Profits                                        $  1.8  Milestone $1.5-2.0
   Net Capital Spending                                                (0.1)
   Changes in Receivables, Inventory, Trade Payables, and Other        (0.3)
                                                                       -----
    Total Auto. Op.-Related Cash Flow (Excl. Contributions & Tax     $  1.4  Milestone $1.2-1.5
    Refunds)

   Pension and VEBA Contributions                                      (1.8)
   Other                                                               (0.2)
                                                                      ------

       Total Change in Gross Cash                                    $ (0.6)
                                                                     =======
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